UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2026
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 1, 2026, Arrow Financial Corporation (the “Company”) closed its previously announced acquisition of Adirondack Bancorp, Inc. (“Adirondack”) and its banking subsidiary Adirondack Bank, which was merged with and into Arrow Bank pursuant to the terms of the Agreement and Plan of Merger (the "Agreement") dated February 25, 2026. The banking system conversion and integration is scheduled to be completed later in 2026

Merger Consideration

Pursuant to the terms and subject to the conditions of the Agreement, each share of common stock, par value $5.00 per share, of Adirondack outstanding immediately prior to the effective time of the transaction will be converted into the right to receive (i) 1.8610 shares of Arrow common stock, par value $1.00 per share, and (ii) $18.72 in cash. Holders of Adirondack common stock will receive cash in lieu of fractional shares. The transaction is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Rocco F. Arcuri, Sr. as Director. Pursuant to the Agreement, the Board of Directors (the “Board”) of the Company appointed Rocco F. Arcuri, Sr. as a director of the Company effective July 1, 2026. Rocco Arcuri served as President and CEO of Adirondack Bank from June 2013 through the acquisition date. He has more than 45 years of banking experience. Mr. Arcuri has an MBA in Management and a Bachelor of Science in Business. He will not be joining any committee of the Board at the effective date of his appointment. There are no related party transactions between the Company and Mr. Arcuri that would require disclosure under Item 404(a) of Regulation S-K. Mr. Arcuri will be compensated in accordance with the Company’s director compensation policy as more fully described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 23, 2026.

Pursuant to the Agreement, Mr. Arcuri was also appointed Senior Vice President, Regional President, Mohawk Valley of Arrow Bank effective July 1, 2026. Mr. Arcuri entered into an employment agreement with the Company which became effective on July 1, 2026 and, pursuant to the Agreement, the Company assumed the supplemental executive retirement plan previously entered into between Adirondack and Mr. Arcuri on that date. Additionally, in connection with the execution of the Agreement, Mr. Arcuri entered into a settlement and non-competition agreement with Adirondack Bank, pursuant to which Mr. Arcuri’s former employment agreement with Adirondack Bank was canceled in exchange for a cash payment payable by Adirondack Bank three business days prior to the completion of the transaction. The settlement and non-competition agreement contains non-competition and non-solicitation restrictions in favor of Arrow. Descriptions of each of the new employment agreement, the supplemental executive retirement plan and the settlement and non-competition agreement were included in the Company’s definitive Prospectus dated May 7, 2026, as filed on May 12, 2026, pursuant to SEC Rule 424(b)(3), under the section titled “The Merger-Interests of Certain Adirondack Directors and Executive Officers in the Merger,” which descriptions are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On July 1, 2026, the Company issued a press release announcing the completion of the acquisition of Adirondack Bancorp, Inc., a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The information required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The information required by this Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)     Exhibits

Exhibit No	Description
Exhibit 2.1
Agreement and Plan of Merger, dated as of February 25, 2026, by and among Arrow Financial Corporation, Adirondack Bancorp, Inc. and Arrow Merger Sub, Inc., incorporated by reference to Exhibit 2.1 to Form 8-K filed February 26, 2026

Exhibit 99.1	Press Release dated July 1, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	July 1, 2026	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer